Exhibit 99.1

NEWS RELEASE

Date: May 17, 2013	CorVel Corporation
2010 Main Street
Suite 1020
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Corporation Declares a Two-for-One Stock Split

Irvine, Calif., May 17, 2013 — CorVel (Nasdaq: CRVL - news) announced today that its Board of Directors has declared a two-for-one stock split of the Company’s Common Stock to be effected in the form of a 100% stock dividend. The stock dividend will be distributed on June 26, 2013 to stockholders of record on June 12, 2013.

About CorVel

CorVel Corporation is a national provider of industry-leading workers’ compensation solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch to risk management so our clients can intervene early and often and be connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the amount and timing of repurchases under the Company’s stock repurchase program. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2012 and the Company’s Quarterly Report on Form 10Q for the quarters ended June 30, 2012, September 30, 2012 and December 31, 2012. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

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